EXHIBIT C

JOINT FILING AGREEMENT

Each of the undersigned hereby consents and agrees to the joint filing of this Schedule 13D, including any amendments thereto, relating to the common stock, par value $0.01 per share, of DHT Holdings, Inc.

Date: January 29, 2025

SCORPIO TANKERS INC.

By:	/s/ Filippo Lauro
	Name:	Filippo Lauro
	Title:	Vice President
SCORPIO HOLDINGS LIMITED

By:	/s/ Filippo Lauro
	Name:	Filippo Lauro
	Title:	Director and Vice President

SCORPIO SERVICES HOLDING LIMITED

By:	/s/ Filippo Lauro
	Name:	Filippo Lauro
	Title:	Director and Vice President

ANNALISA LOLLI-GHETTI

By:	/s/ Annalisa Lolli-Ghetti
	Name:	Annalisa Lolli-Ghetti